As filed with Securities and Exchange Commission on May 23, 2018 .

Registration No. 333-220295

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

Amendment No. 12 to
FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________________

Airborne Wireless Network
(Exact name of registrant as specified in its charter)

Nevada	5961	27-4453740
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4115 Guardian Street, Suite C

Simi Valley, California 93063

805-583-4302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Michael J. Warren

Chief Executive Officer

Airborne Wireless Network

4115 Guardian Street, Suite C

Simi Valley, California 93063

805-583-4302

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:
Stephen E. Older, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, New York 10020 (212) 548-2100	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company	☐
		(Do not check if a smaller reporting company)	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed maximum aggregate offering price(1)	Amount of Registration Fee
Units consisting of:	$9,000,000	$1,120.50
Shares of Series A Convertible Preferred Stock
Series 1 Warrants to Purchase Series A Convertible Preferred Stock
Series 2 Warrants to Purchase Series A Convertible Preferred Stock
Series 3 Warrants to Purchase Series A Convertible Preferred Stock

Shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock(2)(3)	-	-
Shares of Series A Convertible Preferred Stock issuable upon exercise of the warrants included in the Units(2)	$27,000,000	$3,361.50
Warrants to be issued to the underwriter(4)(5)	-	-
Units underlying underwriter’s warrants consisting of(2)(5)	$792,000	$98.60
Shares of Series A Convertible Preferred Stock
Series 1 Warrants to Purchase Series A Convertible Preferred Stock
Series 2 Warrants to Purchase Series A Convertible Preferred Stock
Series 3 Warrants to Purchase Series A Convertible Preferred Stock
Shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock underlying underwriter’s warrants(2)(3)	-	-
Shares of Series A Convertible Preferred Stock issuable upon exercise of the warrants included in the underwriter’s units(2)	$2,160,000	$268.92
Total	$38,952,000	$4,849.52	(6)

__________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No additional consideration is payable upon conversion of the Series A Convertible Preferred Stock.
(4)	No registration fee required pursuant Rule 457(g) under the Securities Act.
(5)	Represents warrants to purchase a number of Units equal to 8% of the number of Units sold in this offering at an exercise price equal to 110% of the Public offering price.
(6)	Previously paid.

_____________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 12 to the Registration Statement on Form S-1 (Registration No. 333-220295) of Airborne Wireless Network (the “Form S-1”) is being filed solely for the purpose of filing Exhibit 5.1 (replacing previously filed version of such exhibit). Other than the addition of such Exhibit and corresponding changes to the exhibit index and signature page in Part II of the Form S-1, the remainder of the Form S-1 is unchanged from Amendment No. 11 to the Form S-1 as filed on May 22, 2018. Accordingly, the prospectus that forms a part of the Form S-1 is not reproduced in this Amendment No. 12.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions payable by the Registrant relating to this offering. All amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$4,849.52
FINRA filing fee	6,461.60
Printing and transfer agent fees	1,650.00
Accounting fees and expenses	17,000.00
Legal fees and expenses	400,000.00
Miscellaneous	-
Total	$429,961.12

Item 14. Indemnification of directors and officers

Section 78.7502(1) of the Nevada Revised Statutes, which is referred to as the NRS, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Section 78.751(2) of the NRS provides that the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in, or ordered by, a court pursuant to Section 78.751, (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751 (2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

Our Amended and Restated Articles of Incorporation and Amended Bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Item 15. Recent sales of unregistered securities

On or about October 12, 2016, we sold to an individual 312,500 shares of our common stock, for a total purchase price of $250,000. Additionally, pursuant to that transaction, we granted to the purchaser of those shares a warrant to purchase, for a period of one year, up to an additional 312,500 shares of our common stock at a price of $1.25 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about October 24, 2016, we sold to an individual a unit which consists of (i) 312,500 shares of our common stock and (ii) one 1-year warrant to purchase 312,500 shares of our common stock at a price of $1.25 per share, for a total purchase price of $250,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about October 25, 2016, we sold to an individual a unit which consists of (i) 10,000 shares of our common stock and (ii) one 1-year warrant to purchase 10,000 shares of our common stock at a price of $1.25 per share, for a total purchase price of $8,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about October 26, 2016, as compensation for services to be provided, we issued to ZapZorn Inc. 150,000 shares of our common stock valued at $1.00 per share. ZapZorn represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about October 27, 2016, as compensation for services to be provided, we issued to Jet Midwest Group LLC, 1,250,000 shares of our common stock, which represented 1.6% of our outstanding common stock. Jet Midwest Group LLC represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 2, 2016, as compensation for services, we issued to IRTH Communications, LLC, 125,000 shares of our common stock. IRTH represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 16, 2016, as compensation for services, we issued to Eurasian Capital, LLC 13,518 shares of our common stock. Eurasian Capital LLC represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 18, 2016, we sold to an individual a unit which consists of (i) 1,500,000 shares of our common stock and (ii) one 1-year warrant to purchase 1,500,000 shares of our common stock at a price of $1.25 per share, for a total purchase price of $1,200,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about December 6, 2016, we sold to an individual a unit which consists of (i) 4,110 shares of our common stock and (ii) one 1-year warrant to purchase 4,110 shares of our common stock at a price of $1.25 per share, for a total purchase price of $3,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 20, 2016, as compensation for services, we issued to Eurasian Capital, LLC 12,600 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 20, 2016, we sold to an individual a unit which consists of (i) 6,098 shares of our common stock and (ii) one 1-year warrant to purchase 6,098 shares of our common stock at a price of $1.25 per share, for a total purchase price of $5,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 22, 2016, we sold to an individual a unit which consists of (i) 4,762 shares of our common stock and (ii) one 1-year warrant to purchase 4,762 shares of our common stock at a price of $1.25 per share, for a total purchase price of $5,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about January 6, 2017, as compensation for services, we issued to Eurasian Capital, LLC 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 11, 2017, as compensation for services, we issued to Air Lease Corporation 7,700,000 shares of our common stock. Air Lease represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 24, 2017, we sold to an individual a unit which consists of (i) 1,000 shares of our common stock and (ii) one 1 year warrant to purchase 1,000 shares of our common stock at a purchase price of $1.50 per share, for a total purchase price of $1,150. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 25, 2017, we sold to an individual 8,334 units with each unit consisting of (i) one share of our common stock and (ii) one 1 year warrant to purchase 8,334 shares of our common stock at a price of $1.20 per share, for a total purchase price of $10,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

In February 2017, we sold to an individual a unit which consists of (i) 429,688 shares of our common stock and (ii) one 1-year warrant to purchase 429,688 shares of our common stock at a price of $1.25 per share, for a total purchase price of $550,000. The issuance of the foregoing securities was made in reliance upon the exemption from registration under the Securities Act pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and as a condition to closing, the investor represented that it understands the securities would not be registered under the Securities Act.

On February 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 4,100 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On February 13-15, 2017, we issued 160,000 shares of common stock upon the exercise of previously issued warrants, at a price of $1.25 per share, for an aggregate price of $200,000. Such shares were sold pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated pursuant thereto.

On or about February 15, 2017, we sold to two individuals a unit which consists of (i) 4,300 shares of our common stock and (ii) one 1-year warrant to purchase 4,300 shares of our common stock at a price of $3.25 per share, for a total purchase price of $10,019. The purchasers represented that they are accredited investors and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about February 21, 2017, we issued to an individual 592,000 shares of common stock upon the exercise of previously issued warrants, at a price of $1.25 per share, for an aggregate price of $740,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

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On or about March 1, 2017, we issued to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.88 per share, for a total purchase price of $188,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about March 3, 2017, we sold to two individuals a unit which consists of (i) 13,300 shares of our common stock and (ii) a 3-year warrant to purchase 13,300 shares of our common stock at a price of $1.88 per share, for a total purchase price of $25,004. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investors were not U.S. persons, and the investors represented that they understand the securities would not be registered under the Securities Act.

On or about March 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 4,132 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about March 10, 2017, we issued to an investor a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.65 per share, for a total purchase price of $165,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about March 13, 2017, we issued to Air Lease 965,140 shares of our common stock in a transaction not involving a public offering of securities, to comply with our non-dilution agreement with Air Lease.

On or about April 10, 2017, as compensation for services, we issued to Eurasian Capital, LLC 3,760 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about April 11, 2017, we sold to an individual a unit which consists of (i) 62,200 shares of our common stock and (ii) a 3-year warrant to purchase 62,200 shares of our common stock at a price of $2.41 per share, for a total purchase price of $149,902. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about April 19, 2017, we sold to an individual a unit which consists of (i) 120,000 shares of our common stock and (ii) a 3-year warrant to purchase 120,000 shares of our common stock at a price of $2.08 per share, for a total purchase price of $249,600. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about May 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 3,960 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about May 17, 2017, we sold to an individual a unit which consists of (i) 203,252 shares of our common stock and (ii) a 5-year warrant to purchase 203,252 shares of our common stock at a price of $2.19 per share, for a total purchase price of $250,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about May 17, 2017, we sold to an individual a unit which consists of (i) 203,252 shares of our common stock and (ii) a 5-year warrant to purchase 203,252 shares of our common stock at a price of $2.19 per share, for a total purchase price of $250,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 8, 2017, we sold to an individual a unit which consists of (i) 81,169 shares of our common stock and (ii) a 3-year warrant to purchase 81,169 shares of our common stock at a price of $2.10 per share, for a total purchase price of $135,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 8, 2017, we sold to an individual a unit which consists of (i) 120,250 shares of our common stock and (ii) a 3-year warrant to purchase 120,250 shares of our common stock at a price of $2.08 per share, for a total purchase price of $200,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 13, 2017, we sold to an individual a unit which consists of (i) 24,050 shares of our common stock and (ii) a 3-year warrant to purchase 24,050 shares of our common stock at a price of $1.66 per share, for a total purchase price of $40,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 15, 2017, we issued to an individual 400,000 shares of common stock upon the exercise of warrants at a price of $1.25 per share, for an aggregate price of $500,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 20, 2017, we sold to an individual a unit which consists of (i) 12,000 shares of our common stock and (ii) a 3-year warrant to purchase 12,000 shares of our common stock at a price of $1.97 per share, for a total purchase price of $18,900. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 23, 2017, we sold to two individuals, as joint tenants, a unit which consists of (i) 51,921 shares of our common stock and (ii) a 3-year warrant to purchase 51,921 shares of our common stock at a price of $2.41 per share, for a total purchase price of $100,000. The purchasers represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about July 31, 2017, as compensation for services, we issued to Brighton Capital, Ltd. 50,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about August 1, 2017, as compensation for services, we issued to Brighton Capital, Ltd. 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $268,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $268,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $134,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 4, 2017, we sold to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.56 per share, for a total purchase price of $156,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to two individuals, as joint tenants, a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $316,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to an individual a unit which consists of (i) 20,000 shares of our common stock and (ii) a 3-year warrant to purchase 20,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $31,600. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to an individual a unit which consists of (i) 30,000 shares of our common stock and (ii) a 3-year warrant to purchase 30,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $47,400. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

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On or about September 1, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock for a total purchase price of $248,000, or $1.24 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about September 1, 2017, we sold to two individuals a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock for a total purchase price of $124,000, or $1.24 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about September 6, 2017, we sold to two individual a unit which consists of (i) 12,500 shares of our common stock and (ii) a warrant to purchase 12,000 shares of our common stock for a total purchase price of $20,000, or $1.60 per share. The purchasers represented that they were accredited investors and the foregoing securities were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about September 15, 2017, we sold to an individual a unit which consists of (i) 6,105 shares of our common stock and (ii) a warrant to purchase 6,105 shares of our common stock for a total purchase price of $10,000, or $1.64 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On September 15, 2017, we sold to Black Mountain Equities, Inc. a promissory note in the principal amount of $287,500 and a 5-year warrant to purchase 60,000 shares of our common stock at a price of $1.75 per share. Upon the occurrence of an event of default, Black Mountain Equities, Inc. has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The warrant, and the shares of common stock issuable upon exercise of the warrant, were and will be, respectively, issued in a transaction exempt from registration under Section 4(a)(2) of the Securities Act, and therefore, neither the warrant nor the shares issued upon exercise of the warrant may be transferred except under an effective registration statement under the Securities Act or pursuant to an exemption from registration.

On September 19, 2017, we sold to Concord Holding Group, LLC (“Concord”) two 8% Convertible Promissory Notes in the aggregate principal amount of $525,000. Concord has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The promissory notes were offered and sold to Concord in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Concord also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On September 25, 2017, we sold to Adar Bays, LLC (“Adar Bays”) six 8% Convertible Promissory Notes in the aggregate principal amount of $1,110,000. Adar Bays has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued Adar Bays 165,000 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to Adar Bays in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Adar Bays also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

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On September 25, 2017, we sold to Eagle Equities, LLC (“Eagle Equities”) three 8% Convertible Promissory Notes in the aggregate principal amount of $1,110,000. Eagle Equities has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Eagle Equities 165,000 shares of common stock for no additional consideration. The promissory notes were offered and sold to Eagle Equities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Eagle Equities also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On October 2, 2017, we sold to GS Capital Partners, LLC (“GS Capital”) two 8% Convertible Promissory Notes in the aggregate principal amount of $444,000. GS Capital has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to GS Capital 66,000 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to GS Capital in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. GS Capital also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On October 3, 2017, we sold to an individual a promissory note in the principal amount of $86,250 and a 5-year warrant to purchase 18,000 shares of our common stock at a price of $1.75 per share. Upon the occurrence of an event of default, the purchaser has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The warrant, and the shares of common stock issuable upon exercise of the warrant, were and will be, respectively, issued in a transaction exempt from registration under Section 4(a)(2) of the Securities Act, and therefore, neither the warrant nor the shares issued upon exercise of the warrant may be transferred except under an effective registration statement under the Securities Act or pursuant to an exemption from registration.

On October 30, 2017, we sold to Einstein Investments LLC (“Einstein”) a convertible promissory note in the aggregate principal amount of $144,375. Einstein has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Einstein 55,555 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to Einstein in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Einstein also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On November 1, 2017, we sold to Auctus Fund, LLC (“Auctus”) a Convertible Promissory Note in the principal amount of $277,500. Auctus has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Auctus 82,500 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to Auctus in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Auctus also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On November 29, 2017, we sold to JSJ Investments Inc. (“JSJ”) a 12% Convertible Promissory Note in the principal amount of $200,000. JSJ has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 20 days prior to the conversion date. The promissory note was offered and sold to JSJ in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. JSJ also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On December 22, 2017, we sold to Bellridge Capital, LP (“Bellridge”) two 8% Convertible Redeemable Notes in the aggregate principal amount of $500,000. Bellridge has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Bellridge 181,500 shares of common stock for no additional consideration. The promissory notes and shares were offered and sold to Bellridge in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Bellridge also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On December 22, 2017, we sold to Einstein an additional Convertible Promissory Note in the principal amount of $109,725. Einstein has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued 42,222 shares of common stock for no additional consideration. The promissory note was offered and sold to Einstein in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Einstein also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On December 22, 2017, we sold to an individual a Promissory Note in the principal amount of $86,250 and a 5-year warrant to purchase 18,000 shares of our common stock at a price of $1.75 per share. The individual has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to such individual 181,500 shares of common stock for no additional consideration. The promissory note and the warrant were offered and sold to such individual in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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On December 29, 2017, we sold to Adar Bays and Eagle Equities 12 8% Convertible Redeemable Notes in the aggregate principal amount of $1,500,000, however, the Company did not receive any cash payment for these notes upon their issuance. Instead, Adar Bays and Eagle Equities paid for such notes by issuing offsetting notes made by each of Adar Bays and Eagle Equities to the Company in amounts reflective of the aggregate purchase price of the notes, less a 10% original issue discount. The offsetting notes are secured by a pledge of cash equal to the purchase price of the notes, and will be repaid by Adar Bays and Eagle Equities, thereby funding the notes, by or before the applicable maturity dates, which are December 29, 2018, January 29, 2019, February 28, 2019, March 29, 2019 and April 29, 2019. Each of Adar Bays and Eagle Equities has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued 225,000 shares of common stock to each of Adar Bays and Eagle Equities for no additional consideration. The promissory note and shares were offered and sold to Adar Bays and Eagle Equities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Adar Bays and Eagle Equities also represented that they qualified as an “accredited investors” within the meaning of Rule 501 of Regulation D.

On January 10, 2018, we sold to Concord two 10% Convertible Promissory Notes in the aggregate principal amount of $291,666. Concord paid cash for one note and paid for the other by issuing an offsetting note in an amount reflective the purchase of the other note, less an original issue discount. Concord has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Concord 55,555 shares of common stock for no additional consideration. The promissory note and shares were offered and sold to Concord in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Concord also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On or about December 27, 2017, as compensation for services, we issued to IRTH Communications LLC 78,740 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 12, 2018 as compensation for services, we issued to an individual 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act.

On or about January 24, 2018, we sold to a trust a unit which consists of (i) 5,000 shares of our common stock and (ii) a 3-year warrant to purchase 5,000 shares of our common stock at a price of $2.10 per share, for a total purchase price of $10,500. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act.

During the fiscal quarter ended February 28, 2018, we issued an aggregate of 2,314,615 shares of common stock to various individuals upon the exercise of previously outstanding warrants held by such individuals at an average price of $0.69 per share, for an aggregate price of $1,592,123. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act pursuant to Regulation S, with respect to original purchasers of the warrants that were not U.S. persons, and the exemption provided by Section 4(a)(2) of the Securities Act. The Company issued replacement warrants to purchase an aggregate of 2,313,615 shares of common stock to certain of these individuals for no additional consideration, which issuance was contemplated under the terms of their initial investment.

During the fiscal quarter ended February 28, 2018, we sold to individuals units which consisted of (i) 881,642 shares of our common stock and (ii) 3-year warrants to purchase 881,642 shares of our common stock for a total purchase price of $596,000, or an average of approximately $0.68 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investors were not a U.S. persons, and the investors represented that they understood that the securities would not be registered under the Securities Act.

On or about March 2, 2018, we sold to a trust a unit which consists of (i) 31,500 shares of our common stock and (ii) a 3-year warrant to purchase 31,500 shares of our common stock at a price of $2.00 per share, for a total purchase price of $63,000. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act.

On March 30, 2018, we sold to Concord two 10% Convertible Promissory Notes in the aggregate principal amount of $291,666. Concord paid cash for one note and paid for the other by issuing an offsetting note in an amount reflective of the purchase price of the other note, less an original issue discount. Concord has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Concord 226,645 shares of common stock for no additional consideration. The promissory note and shares were offered and sold to Concord in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Concord also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On April 9, 2018, we sold to YA II PN, Ltd. (“Yorkville”) an 8% Convertible Debenture in the principal amount of $1,250,000. Yorkville paid $1,030,000 in cash for the note after giving effect to an original issue discount and other reductions. Yorkville has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest volume weighted average price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Yorkville a warrant to purchase 625,000 shares of common stock at an exercise price of $2.00 per share. The promissory note and warrant were offered and sold to Yorkville in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Yorkville also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

Since the end of the fiscal quarter ended February 28 and through May 11, 2018, we issued an aggregate of 435,909 shares of common stock for the conversion warrants. We issued 91,448 shares of common stock to a note holder upon the exercise of previously outstanding 60,000 warrants on a cashless basis and 344,461 shares of common stock on the exercise of previously outstanding 344,461 warrants for proceeds of $256,146 .

Since the end of the fiscal quarter ended February 28, 2017 and through May 11, 2018, we sold to individuals units which consisted of (i) 31,955 shares of our common stock and (ii) 3-year warrants to purchase 31,500 shares of our common stock for a total purchase price of $63,501, or an average of $2.00 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investors were not a U.S. persons, and the investors represented that they understood that the securities would not be registered under the Securities Act.

Since the end of the fiscal quarter ended February 28, 2017 and through May 11, 2018, we issued 4,541,782 shares of common stock for the conversion of convertible notes in the aggregate principal amount and accrued interest of $2,286,680.

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Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC.

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Exhibit	Filing Date
1.1	Form of Underwriting Agreement	S-1	1.1	05/14/2018
3.1	Amended and Restated Articles of Incorporation, effective as of July 31, 2017	8-K	3.1	08/01/2017
3.2	Amended and Restated Bylaws effective as of July 30, 2017	8-K	3.2	08/01/2017
3.3	Certificate of Designation for Series A Convertible Preferred Stock	S-1	3.3	05/14/2018
4.1	Form of Series 1/2/3 Preferred Stock Warrant	S-1	4.1	05/14/2018
4.2	Form of Underwriters’ Warrant	S-1	4.2	05/03/2018
4.3	Form of Warrant Agent Agreement between Airborne Wireless Network and Columbia Stock Transfer Company	S-1	4.3	04/18/2018
4.4	Promissory Note, dated September 15, 2017, issued by Airborne Wireless Network to Black Mountain Equities, Inc.	8-K	4.1	09/29/2017
4.5	8% Convertible Promissory Note due September 19, 2018, dated September 19, 2017, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.2	09/29/2017
4.6	8% Convertible Promissory Note due September 19, 2018 Back End Note, dated September 19, 2017, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.3	09/29/2017
4.7	8% Convertible Redeemable Note due September 25, 2018, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.4	09/29/2017
4.8	8% Convertible Redeemable Note due September 25, 2018, Back End Note 1, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.5	09/29/2017
4.9	8% Convertible Redeemable Note due September 25, 2018, Back End Note 2, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.6	09/29/2017
4.10	8% Convertible Redeemable Note due September 25, 2018, Back End Note 3, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.7	09/29/2017
4.11	8% Convertible Redeemable Note due September 25, 2018, Back End Note 4, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.8	09/29/2017
4.12	8% Convertible Redeemable Note due September 25, 2018, Back End Note 5, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.9	09/29/2017
4.13	8% Convertible Redeemable Note due September 25, 2018, issued by Airborne Wireless Network to Eagle Equities, LLC, LLC	8-K	4.10	09/29/2017
4.14	8% Convertible Redeemable Note due September 25, 2018, Back End Note 1, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.11	09/29/2017
4.15	8% Convertible Redeemable Note due September 25, 2018, Back End Note 2, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.12	09/29/2017
4.16	8% Convertible Redeemable Note due September 25, 2018, Back End Note 3, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.13	09/29/2017
4.17	8% Convertible Redeemable Note due September 25, 2018, Back End Note 4, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.14	09/29/2017
4.18	8% Convertible Redeemable Note due September 25, 2018, Back End Note 5, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.15	09/29/2017
4.19	8% Convertible Redeemable Note due October 2, 2018, issued by Airborne Wireless Network to GS Capital Partners, LLC	8-K	4.1	10/06/2017
4.20	8% Convertible Redeemable Note due October 2, 2018 Back End Note 1, issued by Airborne Wireless Network to GS Capital Partners, LLC	8-K	4.2	10/06/2017
4.21	8% Convertible Redeemable Note due October 2, 2018 Back End Note 2, issued by Airborne Wireless Network to GS Capital Partners, LLC	8-K	4.3	10/06/2017
4.22	Promissory Note dated October 3, 2017, issued by Airborne Wireless Network to Lucas Hoppel	8-K	4.4	10/06/2017
4.23	Convertible Promissory Note due July 30, 2018, issued by Airborne Wireless Network to Einstein Investments LLC	8-K	4.1	11/03/2017
4.24	Convertible Promissory Note due August 1, 2018, issued by Airborne Wireless Network to Auctus Fund, LLC	8-K	4.2	11/03/2017

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Table of Contents

4.25	12% Convertible Promissory Note due November 29, 2018, issued by Airborne Wireless Network to JSJ Investments Inc.	8-K	4.1	12/05/2017
4.26	8% Convertible Promissory Note due December 22, 2018, Note No. 1, issued by Airborne Wireless Network to Bellridge Capital, LP	8-K	4.1	12/29/2017
4.27	8% Convertible Promissory Note due December 22, 2018, Note No. 2, issued by Airborne Wireless Network to Bellridge Capital, LP	8-K	4.2	12/29/2017
4.28	Convertible Promissory Note due September 22, 2018, issued by Airborne Wireless Network to Einstein Investments, LLC	8-K	4.3	12/29/2017
4.29	Promissory Note due May 22, 2018, issued by Airborne Wireless Network to Lucas Hoppel	8-K	4.4	12/29/2017
4.30	8% Convertible Redeemable Note due December 29, 2019, Back End Note 1, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.1	01/02/2018
4.31	8% Convertible Redeemable Note due December 29, 2019, Back End Note 2, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.2	01/02/2018
4.32	8% Convertible Redeemable Note due December 29, 2019, Back End Note 3, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.3	01/02/2018
4.33	8% Convertible Redeemable Note due December 29, 2019, Back End Note 4, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.4	01/02/2018
4.34	8% Convertible Redeemable Note due December 29, 2019, Back End Note 5, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.5	01/02/2018
4.35	8% Convertible Redeemable Note due December 29, 2019, Back End Note 1, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.6	01/02/2018
4.36	8% Convertible Redeemable Note due December 29, 2019, Back End Note 2, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.7	01/02/2018
4.37	8% Convertible Redeemable Note due December 29, 2019, Back End Note 3, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.8	01/02/2018
4.38	8% Convertible Redeemable Note due December 29, 2019, Back End Note 4, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.9	01/02/2018
4.39	8% Convertible Redeemable Note due December 29, 2019, Back End Note 5, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.10	01/02/2018
4.40	8% Convertible Redeemable Note due December 29, 2019, Back End Note, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.11	01/02/2018
4.41	8% Convertible Redeemable Note due December 29, 2019, Back End Note, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.12	01/02/2018
4.42	10% Convertible Promissory Note issued January 10, 2018 issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.1	01/16/2018
4.43	10% Convertible Promissory Note, Back End Note, issued January 10, 2018 issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.2	01/16/2018
4.44	Amendment to the $287,500 Promissory Note dated September 15, 2017 issued by Airborne Wireless Network to Black Mountain Equities, Inc.	8-K	4.1	03/20/2018
4.45	10% Convertible Promissory Note, dated as of March 30, 2018, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.1	04/05/2018
4.46	10% Convertible Promissory Note, Back-end Note, dated as of March 30, 2018, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.2	04/05/2018
4.47	Convertable Debenture, dated as of April 9, 2018, issued by Airborne Wireless Network to YA II PN, Ltd.	8-K	4.1	04/13/2018
5.1**	Opinion of Sklar Williams PLLC
5.2	Opinion of McGuireWoods LLP	S-1	5.2	05/01/2018
10.1	Intellectual Property Purchase Agreement with Apcentive, Inc., dated as of July 31, 2016	8-K/A	10.1	10/21/2016
10.2	Consulting Agreement with C. Neal Monte dated as of August 7, 2016	8-K	10.1	8/16/2016
10.3	Memorandum of Understanding between Airborne Wireless Network and Concept Development Inc., dated August 8, 2016	8-K	10.1	8/11/2016
10.4	Memorandum of Understanding between Airborne Wireless Network and Jet Midwest Group, LLC dated August 30, 2016	8-K	10.1	9/1/2016
10.5	Consulting Agreement between Airborne Wireless and Aero Certification and Engineering LLC dated as of October 18, 2016	8-K	10.1	10/26/2016
10.6	Media and Services Agreement with ZapZorn Inc. dated October 24, 2016	10-K	10.12	12/13/2016
10.7	Services and Compensation Agreement between Airborne Wireless Network and Jet Midwest, LLC dated as of October 31, 2016	8-K	10.1	11/1/2016
10.8	Services Agreement between Airborne Wireless Network and IRTH Communications, LLC dated November 2, 2016	10-K	10.11	12/13/2016
10.9	Institutional Market Awareness Agreement between Airborne Wireless Network and Eurasian Capital, LLC dated November 16, 2016	10-K	10.13	12/13/2016
10.10	Memorandum of Understanding between Airborne Wireless Network and Electric Lightwave Holdings, Inc. dated December 12, 2016	8-K	10.1	12/27/2016
10.11	Software Development Agreement between Airborne Wireless Network and Thinking Different Technologies	8-K	10.1	06/26/2017
10.12	Memorandum of Understanding between Airborne Wireless Network and Air Lease Corporation, dated January 9, 2017	10-Q	10.1	7/17/2017
10.13	Consulting Agreement between Airborne Wireless Network and Brighton Capital, Ltd., dated July 31, 2017	8-K	10.2	8/04/2017

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Table of Contents

10.14	Design and Manufacturing Services Agreement between Airborne Wireless Network and ViaLight Communications Gmbh.	8-K	10.1	8/15/2017
10.15†	Employment Agreement between Airborne Wireless Network and Marius D. de Mos dated as of August 19, 2016	8-K	10.1	8/26/2016
10.16†	Employment Agreement between Airborne Wireless Network and Jason T. de Mos dated as of October 7, 2016	8-K	10.1	10/14/2016
10.17†	Employment Agreement between Airborne Wireless Network and Earle Olson dated as of November 1, 2016	10-K	10.10	12/13/2016
10.18†	Employment Agreement between Airborne Wireless Network and Michael J. Warren dated February 1, 2017	8-K	10.1	2/21/2017
10.19†	Employment Agreement between Airborne Wireless Network and J. Edward Daniels dated July 31, 2017	8-K	10.1	8/04/2017
10.20†	Form of Indemnification Agreement for Officers and Directors	8-K	10.1	8/02/2017
10.21†	2017 Stock Option Plan	8-K	10.2	8/02/2017
10.22	Securities Purchase Agreement, dated September 15, 2017, between Airborne Wireless Network and Black Mountain Equities, Inc.	8-K	10.1	09/29/2017
10.23	Warrant to Purchase Shares of Common Stock, dated September 15, 2017, issued by Airborne Wireless Network to Black Mountain Equities, Inc.	8-K	10.2	09/29/2017
10.24	Securities Purchase Agreement, dated September 19, 2017, between Airborne Wireless Network and Concord Holding Group, LLC	8-K	10.3	09/29/2017
10.25	Securities Purchase Agreement, dated September 25, 2017, between Airborne Wireless Network and Adar Bays, LLC	8-K	10.4	09/29/2017
10.26	Securities Purchase Agreement, dated September 25, 2017, between Airborne Wireless Network and Eagle Equities, LLC	8-K	10.5	09/29/2017
10.27	Securities Purchase Agreement, dated October 2, 2017, between Airborne Wireless Network and GS Capital Partners, LLC	8-K	10.1	10/06/2017
10.28	Securities Purchase Agreement, dated October 3, 2017, between Airborne Wireless Network and Lucas Hoppel	8-K	10.2	10/06/2017
10.29	Warrant to Purchase Shares of Common Stock, dated October 3, 2017, issued by Airborne Wireless Network to Lucas Hoppel	8-K	10.3	10/06/2017
10.30	Securities Purchase Agreement, dated November 1, 2017, between Airborne Wireless Network and Auctus Fund, LLC	8-K	10.1	11/03/2017
10.31	Securities Purchase Agreement, dated December 22, 2017, by and between Airborne Wireless Network and Bellridge Capital LP	8-K	10.1	12/29/2017
10.32	Securities Purchase Agreement, dated December 22, 2017, between Airborne Wireless Network and Lucas Hoppel	8-K	10.2	12/29/2017
10.33	Warrant to Purchase Shares of Common Stock, dated December 22, 2017, issued by Airborne Wireless Network to Lucas Hoppel	8-K	10.3	12/29/2017
10.34	Services Agreement, dated December 26, 2017, between Airborne Wireless Network and Intellicom Technologies, Ltd.	8-K	10.1	01/02/2018
10.35	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Adar Bays, LLC	8-K	10.1	01/02/2018
10.36	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Eagle Equities, LLC	8-K	10.1	01/02/2018
10.37	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Adar Bays, LLC	8-K	10.3	01/02/2018
10.38	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Eagle Equities, LLC	8-K	10.4	01/02/2018
10.39	Letter Acknowledgement, dated December 29, 2017 from Airborne Wireless Network to Adar Bays, LLC	8-K	10.5	01/02/2018
10.40†	Employment Agreement, dated as of December 28, 2017, between Airborne Wireless Network and Kevin L. Spence	8-K	10.1	01/03/2018
10.41	Securities Purchase Agreement, dated as of January 10, 2018, between Airborne Wireless Network and Concord Holding Group, LLC	8-K	10.1	01/16/2018
10.42	Services and Compensation Agreement, dated March 6, 2018, between Airborne Wireless Network and South Bay Aviation Inc.	8-K	10.1	03/12/2018
10.43	Securities Purchase Agreement, dated as of March 30, 2018, by and between Airborne Wireless Network and Concord Holding Group, LLC	8-K	10.1	04/05/2018
10.44	Securities Purchase Agreement, dated as of April 9, 2018, by and between Airborne Wireless Network and YA II PN, Ltd.	8-K	10.1	04/13/2018
10.45	Warrant, dated as of April 9, 2018, issued by Airborne Wireless Network to YA II PN, Ltd.	8-K	10.2	04/13/2018
23.1	Consent of Pritchett, Siler & Hardy P.C.	S-1	23.1	05/22/2018
23.2**	Consent of Sklar Williams PLLC (included in Exhibit 5.1)
23.3	Consent of McGuireWoods LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included in signature page to prior amendment of the registration statement)
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The following financial information for th fiscal years ended August 31, 2017, 2016, 2015 and for the interim period ended February 28, 2018, formatted in Extensible Business Reporting Language (XBRL): (i) balance sheets, (ii) statements of operations, (iii) statement of stockholders’ deficit, (iv) statements of cash flows and (v) notes to the financial statements.

** Filed herewith.

† Management contract or plan.

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Item 17. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that it will:

(1) for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, California, on May 23, 2018 .

Airborne Wireless Network

By:	/s/ Michael J. Warren
	Name:	Michael J. Warren
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Michael J. Warren	Chief Executive Officer and Director	May 23, 2018
Michael J. Warren	(principal executive officer)

*	Chief Financial Officer	May 23, 2018
Kevin L. Spence	(principal financial officer and principal accounting officer)

*	President, Treasurer, Secretary and Director	May 23, 2018
J. Edward Daniels

*	Director	May 23, 2018
Samuel Gulko

*	Director	May 23, 2018
James H. Leach

*	Director	May 23, 2018
Karen Laustsen

*	Director	May 23, 2018
James C. Witham

           *By: /s/ Michael J. Warren

           Michael J. Warren

           Attorney-in-Fact

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